Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Hassan Hans Badreddine, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Bioshaft Water Technology, Inc. for the interim period ended October 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bioshaft Water Technology, Inc.

Dated: December 14, 2007

/s/ Hassan Hans Badreddine
Hassan Hans Badreddine
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Bioshaft Water Technology, Inc. and will be retained by Bioshaft Water Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.